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                                                              Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-56185) pertaining to the Amended and Restated 1994 Stock Option and Incentive Award Plan of The Associated Group, Inc. of our report dated February 26, 1999 (except for Note 3, as to which the date is March 17, 1999), with respect to the consolidated financial statements and schedule of The Associated Group, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 1998.

                                                              ERNST & YOUNG LLP

Pittsburgh, PA
March 26, 1999